Exhibit 99.1
MSG NETWORKS INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

On September 30, 2015, MSG Networks Inc., formerly The Madison Square Garden Company (the “Registrant”), distributed all of the outstanding common stock of The Madison Square Garden Company, formerly MSG Spinco, Inc. (“MSG”), to its stockholders (the “Distribution”). The Registrant contributed to MSG the Registrant's subsidiaries that hold all of the interests in the sports and entertainment businesses previously owned and operated by the Registrant and the arenas and other venues previously owned, leased or operated by the Registrant and the joint venture interests previously owned by the Registrant. Subsequent to the Distribution, the Registrant will no longer consolidate the financial results of MSG for the purpose of its own financial reporting. After the date of the Distribution, the historical financial results of MSG will be reflected in the Registrant's consolidated financial statements as discontinued operations for all periods presented through the Distribution date, effective with the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2015.
The accompanying unaudited pro forma consolidated financial statements reflect certain known impacts of the Distribution and the separation of MSG from the Registrant. The unaudited pro forma consolidated financial statements have been prepared giving effect to the Distribution as if this transaction had occurred on July 1, 2012 for the unaudited pro forma condensed consolidated statements of operations for the years ended June 30, 2015, 2014 and 2013 and as of June 30, 2015 for the unaudited pro forma consolidated balance sheet.
The unaudited pro forma consolidated financial statements have been derived from the Registrant's historical consolidated financial statements and reflect certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. These unaudited pro forma consolidated financial statements reflect other adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position and results of the operations as of and for the periods indicated. The unaudited pro forma consolidated financial statements are provided for illustrative and informational purposes only and are not intended to represent or be indicative of what the Registrant's financial condition or results of operations would have been had the Registrant operated historically as an independent organization from MSG or if the Distribution had occurred on the dates indicated. The unaudited pro forma consolidated financial statements also should not be considered representative of our future consolidated financial position or consolidated results of operations. The unaudited pro forma consolidated financial statements should be read in conjunction with the Registrant's historical consolidated financial statements and accompanying notes.
The following is a brief description of the amounts recorded under each of the column headings in the accompanying unaudited pro forma consolidated financial statements:
Historical
This column represents the Registrant's historical financial position as of June 30, 2015 and historical results of operations for the years ended June 30, 2015, 2014 and 2013 prior to any adjustments for the Distribution and pro forma adjustments described under the headings "Distribution of MSG" and "Other Pro Forma Adjustments" below.
Historical Intercompany Eliminations
This column represents an adjustment to reflect revenues of MSG and operating expenses of the Registrant for transactions between the Registrant and MSG that were previously eliminated in the consolidation of the Registrant's historical results and will no longer be eliminated after the Distribution (primarily local media rights for New York Knicks ("Knicks") and New York Rangers ("Rangers") games).
Distribution of MSG
This column represents the elimination of the historical assets and liabilities and results of operations (inclusive of intercompany transactions discussed above) of MSG from the Registrant's historical consolidated balance sheet as of June 30, 2015 and statements of operations for the years ended June 30, 2015, 2014 and 2013, respectively. Amounts in this column also include transaction costs directly attributable to the Distribution, which are non-recurring in nature. Amounts in this column will be reflected in the Registrant's consolidated financial statements as discontinued operations in the Registrant's filings with the SEC subsequent to the Distribution.

Pro Forma Continuing Operations
This column represents the Registrant's historical results of operations after the adjustments made to reflect the transactions associated with the Distribution that qualify as discontinued operations under U.S. generally accepted accounting principles ("GAAP"). Note that amounts in this column include certain general corporate overhead costs that do not meet the criteria for discontinued operations presentation and thus will be presented in future filings as part of the Registrant’s continuing operations. However, the Registrant expects that a significant portion of these expenses will no longer be incurred by the Registrant subsequent to the Distribution.

Other Pro Forma Adjustments
This column represents the adjustments that give effect to events that are directly attributable to the transactions described herein, factually supportable, and with respect to the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2015, expected to have a continuing impact on the Registrant. These adjustments have been computed assuming that the events giving rise to each adjustment had occurred on June 30, 2015 and July 1, 2014 with respect to the unaudited pro forma consolidated balance sheet as of June 30, 2015 and unaudited pro forma condensed statement of operations for the year ended June 30, 2015, respectively. Other pro forma adjustments are more fully described in the accompanying Notes to the Unaudited Pro Forma Financial Information and include:

(i)
The elimination of certain general corporate overhead costs that do not meet the criteria for discontinued operations presentation; however, such expenses will no longer be incurred by the Registrant subsequent to the Distribution;

(ii)
The impact of agreements between the Registrant and MSG, including media rights agreements, an advertising sales representation agreement and a transition services agreement between the Registrant and MSG ("Transition Services Agreement"); and

(iii)	The Registrant's post-Distribution capital structure, including debt financing of $1,550,000, of which $1,450,000 was contributed to MSG in connection with the Distribution.

MSG Networks Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended June 30, 2015
(Dollars in thousands, except per share data)

	Historical	Historical Intercompany Eliminations (a)	Distribution of MSG (b)	Pro Forma Continuing Operations (c)	Other Pro Forma Adjustments	Notes	Pro Forma (j)
Revenues	$1,621,562	$80,999	$(1,071,551)	$631,010	$2,832	(d)	$633,842

Direct operating expenses	861,406	80,999	(724,212)	218,193	52,411	(e)	270,604
Selling, general and administrative expenses	338,229	—	(181,518)	156,711	(70,001)	(f)	86,710
Depreciation and amortization	121,122	—	(103,483)	17,639	—		17,639
Gain on sale of Fuse	(186,178)	—	—	(186,178)	—		(186,178)
	1,134,579	80,999	(1,009,213)	206,365	(17,590)		188,775
Operating income	486,983	—	(62,338)	424,645	20,422		445,067
Other income (expense):
Equity in loss of nonconsolidated affiliates	(40,590)	—	40,590	—	—		—
Interest income	3,954	—	(1,886)	2,068	—		2,068
Interest expense	(6,507)	—	2,467	(4,040)	(33,655)	(g)	(37,695)
Miscellaneous	2,798	—	(190)	2,608	—		2,608
	(40,345)	—	40,981	636	(33,655)		(33,019)
Income from continuing operations before income taxes	446,638	—	(21,357)	425,281	(13,233)		412,048
Income tax benefit (expense)	(191,937)	—	15,032	(176,905)	5,600	(h)	(171,305)
Income from continuing operations	$254,701	$—	$(6,325)	$248,376	$(7,633)		$240,743
Earnings per share from continuing operations
Basic earnings per common share	$3.30						$3.12	(i)
Diluted earnings per common share	$3.28						$3.10	(i)
Weighted-average number of common shares outstanding:
Basic	77,138						77,138	(i)
Diluted	77,687						77,687	(i)

MSG Networks Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended June 30, 2014
(Dollars in thousands, except per share data)

	Historical	Historical Intercompany Eliminations (a)	Distribution of MSG (b)	Pro Forma Continuing Operations (c)
Revenues	$1,555,594	$72,535	$(913,615)	$714,514

Direct operating expenses	899,383	72,535	(712,484)	259,434
Selling, general and administrative expenses	365,148	—	(165,671)	199,477
Depreciation and amortization	106,950	—	(86,140)	20,810
	1,371,481	72,535	(964,295)	479,721
Operating income	184,113	—	50,680	234,793
Other income (expense):
Equity in loss of nonconsolidated affiliates	(1,323)	—	1,323	—
Interest income	2,508	—	(590)	1,918
Interest expense	(7,406)	—	1,529	(5,877)
Miscellaneous	(1,346)	—	(95)	(1,441)
	(7,567)	—	2,167	(5,400)
Income from continuing operations before income taxes	176,546	—	52,847	229,393
Income tax benefit (expense)	(61,478)	—	(25,056)	(86,534)
Income from continuing operations	$115,068	$—	$27,791	$142,859
Earnings per share from continuing operations
Basic earnings per common share	$1.49			$1.85	(i)
Diluted earnings per common share	$1.47			$1.83	(i)
Weighted-average number of common shares outstanding:
Basic	77,142			77,142	(i)
Diluted	78,167			78,167	(i)

MSG Networks Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended June 30, 2013
(Dollars in thousands, except per share data)

	Historical	Historical Intercompany Eliminations (a)	Distribution of MSG (b)	Pro Forma Continuing Operations (c)
Revenues	$1,340,818	$59,858	$(722,943)	$677,733

Direct operating expenses	691,029	59,492	(531,856)	218,665
Selling, general and administrative expenses	309,568	366	(138,537)	171,397
Depreciation and amortization	89,132	—	(67,956)	21,176
	1,089,729	59,858	(738,349)	411,238
Operating income	251,089	—	15,406	266,495
Other income (expense):
Equity in loss of nonconsolidated affiliates	—	—	—	—
Interest income	2,195	—	(7)	2,188
Interest expense	(7,917)	—	2,202	(5,715)
Miscellaneous	3,497	—	(3,497)	—
	(2,225)	—	(1,302)	(3,527)
Income from continuing operations before income taxes	248,864	—	14,104	262,968
Income tax benefit (expense)	(106,482)	—	(333)	(106,815)
Income from continuing operations	$142,382	$—	$13,771	$156,153
Earnings per share from continuing operations
Basic earnings per common share	$1.87			$2.05	(i)
Diluted earnings per common share	$1.83			$2.00	(i)
Weighted-average number of common shares outstanding:
Basic	76,268			76,268	(i)
Diluted	77,940			77,940	(i)

MSG Networks Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2015
(Dollars in thousands)

	Historical	Distribution of MSG (k)	Other Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$218,685	$(14,917)	$90,139	(l)	$293,907
Restricted cash	21,593	(12,590)	—		9,003
Accounts receivable, net	136,743	(47,494)	—		89,249
Net related party receivables	27,100	823	—		27,923
Prepaid expenses	69,922	(23,301)	—		46,621
Other current assets	24,310	(20,796)	(1,174)	(l)	2,340
Total current assets	498,353	(118,275)	88,965		469,043
Investments in and loans to nonconsolidated affiliates	249,394	(249,394)	—		—
Property and equipment, net	1,208,219	(1,188,693)	—		19,526
Amortizable intangible assets, net	69,907	(22,324)	—		47,583
Indefinite-lived intangible assets	166,850	(166,850)	—		—
Goodwill	701,674	(277,166)	—		424,508
Other assets	125,432	(79,158)	(2,827)	(l)	43,447
Total assets	$3,019,829	$(2,101,860)	$86,138		$1,004,107

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$17,308	$(5,949)	$—		$11,359
Net related party payables	939	(519)	4,870	(m)	5,290
Current portion of long-term debt	—	—	69,768	(l)	69,768
Income taxes payable	—	—	105,458	(n)	105,458
Accrued liabilities:
Employee related costs	99,734	(78,295)	—		21,439
Other accrued liabilities	127,826	(107,488)	—		20,338
Deferred revenue	328,727	(323,718)	—		5,009
Total current liabilities	574,534	(515,969)	180,096		238,661
Long-term debt, net of current portion	—	—	1,466,992	(l)	1,466,992
Defined benefit and other postretirement obligations	85,216	(56,740)	—		28,476
Other employee related costs	57,005	(51,687)	—		5,318
Related party payable	—	—	3,488	(m)	3,488
Other liabilities	55,890	(49,734)	—		6,156
Deferred tax liability	523,662	(171,928)	—		351,734
Total liabilities	1,296,307	(846,058)	1,650,576		2,100,825
Commitments and contingencies
Stockholders' Equity:
Class A Common stock	643	—	—		643
Class B Common stock	136	—	—		136
Preferred stock	—	—	—		—
Additional paid-in capital	1,084,002	(1,084,002)	—	(k)	—
Treasury stock	(143,250)	—	—		(143,250)
Retained earnings (accumulated deficit)	807,563	(191,649)	(1,564,438)	(k)	(948,524)
Accumulated other comprehensive loss	(25,572)	19,849	—		(5,723)
Total stockholders' equity	1,723,522	(1,255,802)	(1,564,438)		(1,096,718)
Total liabilities and stockholders' equity	$3,019,829	$(2,101,860)	$86,138		$1,004,107

MSG NETWORKS INC.
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION
(Dollars in thousands)

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(a)
Historical Intercompany Eliminations. This column represents an adjustment to reflect revenues of MSG and operating expenses of the Registrant for transactions between the Registrant and MSG that were previously eliminated in the consolidation of the Registrant's historical results and will no longer be eliminated after the Distribution (primarily local media rights for Knicks and Rangers games).

(b)
Distribution of MSG. Represents the results of operations of MSG for the years ended June 30, 2015, 2014 and 2013 that qualify as discontinued operations under GAAP. Note that for each period presented, the revenues of MSG include certain local media rights revenues that were previously eliminated in the historical consolidated statements of operations (see Note (a) above).

Amounts in this column for the year ended June 30, 2015 also include $7,725 of transaction costs, primarily related to accounting, legal and other advisory fees, which are directly attributable to the Distribution and non-recurring in nature.
The provision for income taxes was determined in accordance with GAAP using intraperiod allocation rules.

(c)
Pro Forma Continuing Operations. This column represents the Registrant's historical results of operations after the adjustments made to reflect the transactions associated with the Distribution that qualify as discontinued operations under GAAP. The results of operations for the years ended June 30, 2014 and 2013 include the results of Fuse, a national television network dedicated to music ("Fuse"). On July 1, 2014 the Registrant completed the sale of Fuse.

(d)
Revenues. Represents the impact on revenues from (i) the elimination of certain advertising sales commissions, historically netted against revenues, which will be replaced with the commissions paid in connection with the new advertising sales representation agreement with MSG (see Note (f) below) and (ii) an increase in revenue for certain license fees.

(e)	Direct Operating Expenses.

i.
In connection with the Distribution, the Registrant has entered into media rights agreements with MSG covering the Knicks and the Rangers, which provide the Registrant with exclusive media rights to team games in their local markets. This adjustment primarily represents the incremental expense of $49,001 which the Registrant will incur pursuant to the new media rights agreements with MSG in addition to the historical intercompany charge of $80,999, which is included in the column labeled "Pro Forma Continuing Operations."

ii.	Represents an increase in expense of $3,410 related to agreements entered into with MSG and other related parties in connection with the Distribution.

(f)	Selling, General and Administrative Expenses.

i.
Elimination of $81,817 of certain general corporate overhead costs that do not meet the criteria for discontinued operations presentation; however, such expenses will no longer be incurred by the Registrant subsequent to the Distribution as a result of certain corporate overhead being transferred to MSG. Following the Distribution, certain of these services will be provided by MSG to the Registrant via the Transition Services Agreement (see (iii) below). Management determined that certain general corporate overhead costs will be reduced as a result of the Distribution, primarily in the areas of information technology, finance, human resources and other corporate functions. In addition, the Registrant expects a further reduction to the general corporate overhead costs included in our pro forma results; however, these expenses were not be removed as they do not meet the criteria under SEC Regulation S-X Article 11 for pro forma adjustments.

ii.
Incremental net expenses of $3,048 associated with commission expense that the Registrant will be charged by MSG pursuant to an advertising sales representation agreement as compared to the historical costs, related to the Registrant's advertising sales personnel and associated corporate staff, that the Registrant will no longer incur as these personnel have been transferred to MSG. Under the advertising sales representation agreement, MSG will have the exclusive right and obligation to sell the Registrant’s advertising availabilities for an initial stated term of seven years, subject to certain termination rights, including MSG’s right to terminate if

MSG NETWORKS INC.
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION
(Dollars in thousands)

MSG and the Registrant are no longer affiliates and the Registrant’s right to terminate if certain sales thresholds are not met, unless MSG pays the Registrant the shortfall. The Registrant’s advertising sales personnel were transfered to MSG as part of the Distribution.

iii.
Incremental expense of $8,768 which represents the amount that the Registrant will be charged by MSG pursuant to the Transition Services Agreement, under which MSG will provide certain support functions for up to two years.

(g)
Interest Expense. In connection with the Distribution, the Registrant has incurred $1,550,000 of long-term debt (the "New Debt"), from the proceeds of which $1,450,000 was contributed to MSG on September 28, 2015. The New Debt and the revolving credit facility have a term of five years. The New Debt and borrowings under the revolving credit facility bear interest at a floating rate, which at the option of the Registrant may be either (a) a base rate plus an additional rate ranging from 0.50% to 1.25% per annum (determined based on a total leverage ratio) (the “Base Rate”), or (b) a Eurodollar rate plus an additional rate ranging from 1.50% to 2.25% per annum (determined based on a total leverage ratio) (the “Eurodollar Rate”), provided that for the period following the closing date until the delivery of the compliance certificate for the second full fiscal quarter following the closing date, the additional rate will be 1.00% with respect to Base Rate loans and 2.00% with respect to Eurodollar Rate loans. Additionally, the revolving credit facility requires the Registrant to pay a commitment fee of 0.30% in respect of the average daily unused commitments. The pro forma adjustment represents incremental interest expense related to the issuance of the New Debt and a $250,000 revolving credit facility (see note (l) below). The adjustment also includes the amortization of deferred financing costs. The revolving credit facility was undrawn at closing and will be available to fund working capital needs and other general corporate purposes of the Registrant. Interest expense presented above assumes an interest rate of 2.2%. A change of 1/8% in the interest rate of the New Debt would impact interest expense by $1,903 for the year ended June 30, 2015.

(h)
Income Tax Benefit (Expense). Represents a blended federal and state statutory rate of 42.3% applied to the pro forma adjustments to the Registrant's unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2015.

(i)
Earnings Per Share. Pro forma weighted-average basic and diluted shares outstanding reflect the effect of shares outstanding had the Distribution taken place during the periods presented. Additional share impacts resulting from the Distribution have been excluded as they are not currently determinable but will be reflected on a prospective basis after the Distribution.

(j)	Pro Forma. The pro forma results for the year ended June 30, 2015 include share-based compensation expense of $4,159.
Notes to Unaudited Pro Forma Consolidated Balance Sheet

(k)
Distribution of MSG. These adjustments represent the elimination of the historical assets and liabilities (excluding intercompany balances between the Registrant and MSG) of MSG from the Registrant's consolidated balance sheet as of June 30, 2015. In connection with the distribution of assets and liabilities of MSG, the cumulative additional paid-in capital ("APIC") of the Registrant was fully depleted. As a result, any further adjustments that would typically be recorded against APIC have been reflected as decreases in retained earnings (accumulated deficit). This includes the the impact of other pro forma adjustments discussed in further detail in footnotes (l), (m) and (n).

(l)	Issuance of long-term debt and cash contribution to MSG.

MSG NETWORKS INC.
NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION
(Dollars in thousands)

The following table summarizes the pro forma adjustments related to the New Debt and new revolving credit facility, as well as the cash contribution made to MSG on September 28, 2015 in connection with the Distribution.

	Cash and cash equivalents	Other current assets	Other assets	Current portion of long-term debt	Long-term debt, net of current portion	Retained earnings (accumulated deficit)
Issuance of New Debt	$1,550,000	$—	$—	$72,416	$1,477,584	$—
Cash contribution to MSG	(1,450,000)	—	—	—	—	(1,450,000)
Deferred financing costs incurred in connection with the New Debt	(9,861)	274	1,096	(1,698)	(6,793)	—
Remove a portion of historical deferred financing costs	—	(162)	(460)	—	—	(622)
Reclassifications related to historical deferred financing costs	—	(1,286)	(3,463)	(950)	(3,799)	—
	$90,139	$(1,174)	$(2,827)	$69,768	$1,466,992	$(1,450,622)

(m)	Related Party Payables. Adjustments represent the Registrant's payables to MSG as reimbursement for certain employee-related expenses incurred prior to the Distribution.

(n)
Income Taxes Payable. Prior to the Distribution, the Registrant's collection for ticket sales, sponsorships and suite rentals in advance were recorded as deferred revenue and were recognized as revenues when earned for both accounting and tax purposes. In connection with the reorganization transactions related to the Distribution, the tax recognition on most of these deferred revenues was accelerated to the date of the reorganization, rather than being recognized over the course of the year ending June 30, 2016. Assuming the Distribution occurred on June 30, 2015, the estimated tax on the acceleration of such deferred revenue is $105,458. However, the ultimate amount of tax to be paid by the Registrant related to acceleration of such deferred revenue is projected to be higher than $105,458 as it will also include activity for the fiscal 2016 first quarter, as the Distribution occurred on September 30, 2015 (versus June 30, 2015). Such tax will be paid by the Registrant and the Registrant will not be reimbursed by MSG.